OPTION NO. MVOG-0-03


                           MAVERICK OIL AND GAS, INC.


                             STOCK OPTION AGREEMENT
                                    UNDER THE
                           MAVERICK OIL AND GAS, INC.
                     2005 STOCK INCENTIVE PLAN (the "Plan")



         This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between Maverick Oil and Gas, Inc. (the "Company"), and the person named on Schedule A hereto (the "Optionee").

         WHEREAS, Optionee is a valuable employee of either the Company or any Company Participating Group (hereinafter collectively or separately referred to as the "Company"), which includes all subsidiaries of the Company, and whereas the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by granting the Optionee an option to purchase shares of common stock of the Company (the "Common Stock"); and

         WHEREAS, to cover the granting of such Options, the Company has adopted the 2005 Stock Incentive Plan (the "Plan").

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Company hereby grants Optionee an option (the "Option") to purchase from it, upon the terms and conditions set forth in this Agreement and the Plan, that number of shares of the authorized and unissued Common Stock of the Company as is set forth on Schedule A hereto.

              1. TERMS OF STOCK OPTION. The Option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

                  (a) The Optionee has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

                  (b) This Option is granted under, and subject in its entirety to, the terms of the Plan;

                  (c) The Optionee has been provided with, and fully understands, the "Disclosure Document for the Maverick Oil and Gas Inc. 2005 Stock Incentive Plan "(the "Disclosure Document");

                  (d) This Option is intended to be an Incentive Stock Option ("ISO") to the extent that it qualifies as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that the Option qualifies as an ISO under the Code. The Optionee should consult with the Optionee's own tax advisors regarding the tax consequences of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code. To the extent that all or a portion of the Option does not qualify as an ISO, the portion of the Option that does not qualify as an ISO shall be treated as a nonstatutory option or as otherwise required by applicable tax law;

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                  (e)      The per share exercise price for the shares subject
                           to this Option shall be no less than the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

                  (f) This Option shall vest in accordance with the vesting schedule set forth on Schedule A hereto, subject to whatever other limitations are set forth within the Plan or contained in this Agreement;

                  (g) No portion of this Option may be exercised more than ten (10) years from the Grant Date; and

                  (h) This Option shall be subject to the restrictions on transferability set forth within the Plan.


              2. MISCELLANEOUS.

                  (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Florida, and may be executed in more than one counterpart, each of which shall constitute an original document.

                  (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

                  (d) Capitalized terms used within this Agreement unless otherwise defined, shall have the meaning ascribed thereto in the Plan.

                  (e) Nothing contained herein shall be construed as a guarantee of continued employment of Optionee for any specific duration of time.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                           MAVERICK OIL AND GAS, INC.


                                           By:/s/ Michael Garland
                                              ---------------------------------
                                              Michael Garland, President


                                           -------------------------------------
                                           OPTIONEE

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Print Name

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                                   SCHEDULE A

1. Optionee:

2. Grant Date: March 9, 2005

3. Number of Shares of Common Stock covered by the Option: 1,230,000

4. Exercise Price: $2.395 per share

5. The Option shall vest in accordance with the following schedule:

         (i) Options to purchase 246,000 shares shall vest on March 9, 2006 (the "First Anniversary Date") provided Optionee remains continuously employed by the Company from the Grant Date through the First Anniversary Date; and if Optionee shall not remain continuously employed by the Company through the First Anniversary Date, Optionee shall forfeit upon such termination of Service (as defined in the Plan), the right to vest in all of the Options granted under this Agreement;

         (ii) thereafter, on March 9, 2007 (the "Second Anniversary Date"), Options to purchase 246,000 shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Second Anniversary Date; and if a termination of Service occurs prior to the Second Anniversary Date, all of the unvested Options as of the date such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

         (iii) thereafter, on March 9, 2008 (the "Third Anniversary Date"), Options to purchase 246,000 shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Third Anniversary Date; and if a termination of Service occurs prior to the Third Anniversary Date, all of the unvested Options as of the date of such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

         (iv) thereafter, on March 9, 2009 (the "Fourth Anniversary Date"), Options to purchase 246,000 shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Fourth Anniversary Date; and if a termination of Service occurs prior to the Fourth Anniversary Date, all of the unvested Options as of the date of such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

         (v) thereafter, on March 9, 2010 (the "Fifth Anniversary Date"), Options to purchase 246,000 shares shall vest provide d Optionee remains continuously employed by the Company from the Grant Date through the Fifth Anniversary Date; and if a termination of Service occurs prior to the Fifth Anniversary Date, all of the unvested Options as of the date of such termination of Service shall no longer continue to vest after such termination of Service, and thereafter Optionee shall forfeit any and all rights to any unvested Options;

         (vi) upon whatever earlier dates as are permitted by the Company in its sole discretion; or

         (vii) as otherwise provided for, and in accordance with, the terms and provisions of the Plan.

              6. Once a termination of Service occurs, all Options to which Optionee is then entitled to exercise may only be exercised, if at all, in accordance with, and subject to, the terms and provisions of the Plan.



                                           MAVERICK OIL AND GAS, INC.


                                           By: /s/ Michael Garland
                                              ---------------------------------
                                              Michael Garland, President


                                           -------------------------------------
                                           OPTIONEE

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Print Name


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